Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces First Quarter Financial Results
New York, NY — May 8, 2008 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the first quarter ended March 31, 2008.
QUARTERLY RESULTS
•	Total revenues net of reimbursed expenses for the first quarter of 2008 were $47 million, compared to $41.2 million for the first quarter of 2007. Reimbursed expenses are excluded from total revenues because they have no impact on net income.
•	Net income for the first quarter of 2008 increased to $17.1 million, as compared to $10.8 million for the same period in 2007.
•	Diluted earnings per share (EPS) for the first quarter of 2008 increased to $0.43, as compared to $0.27 for the same period in 2007.
•	Funds from operations (FFO) for the first quarter of 2008, as per the attached table, increased to $0.54 per diluted share, or $21.5 million, as compared to $0.47 per diluted share, or $18.6 million, for the comparable period in 2007.
•	Cash flows from operating activities for the three months increased to $10.8 million from $(0.3) million in 2007.
•	The Board of Directors raised the quarterly cash distribution to $0.482 per share for the first quarter, which was paid on April 15, 2008 to shareholders of record as of March 31, 2008.
SUPPLEMENTAL PERFORMANCE METRICS
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from our investment management segment totaled $0.37 per diluted share, or $14.7 million this quarter, an increase over EBITDA of $0.29 per diluted share, or $11.6 million, in the first quarter of 2007.
•	FFO from our real estate ownership segment in the first quarter of 2008 increased to $0.40 per diluted share, or $16.1 million, from $0.37 per diluted share, or $14.7 million in the first quarter of 2007.
•	For the three months ended March 31, 2008, adjusted cash flow from operations totaled $38.7 million, as compared to $37.4 million for the previous period.

•	Further information concerning these non-GAAP supplemental performance metrics is presented in the accompanying tables.
INVESTMENT AND FUNDRAISING ACTIVITY
•	In the first quarter of 2008, we structured investments totaling approximately $57 million on behalf of our CPA® REITs — all domestic — compared to $167 million for the first quarter of 2007. During April 2008, we closed an additional $31 million in transactions in Finland and Germany.
•	Our newest offering, CPA®:17 — Global, began fundraising this year. Through May 7, 2008, we have raised more than $110 million on CPA®:17 — Global’s behalf.
GROWTH IN ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had assets valued at approximately $8.6 billion as of March 31, 2008 — a 14.2% increase as compared to March 31, 2007.
•	Since 2001, the Company’s assets under management on behalf of the CPA® REITs have more than tripled.
•	As of March 31, 2008, the occupancy rate of our 17 million square foot owned portfolio was approximately 96%. In addition, for the 88 million square feet owned by the CPA® REITs, the occupancy rate was more than 99%.
CAREY WATERMARK
•	In March 2008, we formed Carey Watermark Investors Incorporated in March 2008 for the purpose of acquiring interests in lodging and lodging related properties. We currently expect to launch this $1 billion offering later this year.
“We are pleased with the results that we have generated for the first quarter of 2008,” said Gordon F. DuGan, President and Chief Executive Officer. “Revenues increased in both our owned real estate and investment advisory segments and contributed to a strong quarter; although we should note that some of the increase was due to full recognition of our structuring and asset management revenue in Q1 2008 which was not the case in Q1 2007. While investment volume tends to be unpredictable quarter-to-quarter, we are currently experiencing a period of lower investment origination relative to last year that may reflect, in part, a period of pricing adjustment in the sale-leaseback market. We believe that the adjustment that we are experiencing is short-term in nature and that there should be a large number of attractive investment opportunities during the remainder of 2008. We are continuing to raise CPA®:17 — Global with those opportunities in mind. Overall, we believe we are well-positioned for today’s environment with a strong balance sheet and an opportunistic investment approach.”

CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register
Time: Thursday, May 8, 2008 at 11:00 AM (ET)
Call-in Number: 1-877-407-0782
(International) +1-201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853
(International) +1-201-612-7415
Replay Access Codes: Account # 286 and Conference ID # 280515. Please note that both access codes are required for playback. Replay available until May 23, 2008 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC provides long-term sale-leaseback and build-to-suit transactions for companies worldwide and manages a global investment portfolio worth more than $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. Now in our 35th year, the W. P. Carey Group’s real estate holdings are highly diversified, comprised of more than 850 commercial and industrial assets spanning 28 industries and 14 countries. www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2008	2007
Revenues
Asset management revenue	$20,126	$15,034
Structuring revenue	3,416	4,583
Wholesaling revenue	1,140	—
Reimbursed costs from affiliates	10,366	3,475
Lease revenues	19,202	18,587
Other real estate income	3,122	3,002

	57,372	44,681

Operating Expenses
General and administrative	(15,413)	(12,168)
Reimbursable costs	(10,366)	(3,475)
Depreciation and amortization	(6,091)	(6,735)
Property expenses	(2,378)	(1,118)
Other real estate expenses	(2,069)	(2,524)

	(36,317)	(26,020)

Other Income and Expenses
Other interest income	761	598
Income from equity investments in real estate and CPA® REITs	4,711	2,438
Minority interest in income	(89)	(277)
Gain on sale of securities, foreign currency transactions and other, net	2,811	186
Interest expense	(5,043)	(4,613)

	3,151	(1,668)

Income from continuing operations before income taxes	24,206	16,993
Provision for income taxes	(7,144)	(6,379)

Income from continuing operations	17,062	10,614

Discontinued Operations
Income from operations of discontinued properties	39	240
Minority interest in income	—	(54)

Income from discontinued operations	39	186

Net Income	$17,101	$10,800

Basic Earnings Per Share
Income from continuing operations	$0.44	$0.28
Income from discontinued operations	—	—

Net income	$0.44	$0.28

Diluted Earnings Per Share
Income from continuing operations	$0.43	$0.27
Income from discontinued operations	—	—

Net income	$0.43	$0.27

Weighted Average Shares Outstanding
Basic	38,876,136	37,930,777

Diluted	40,202,798	39,851,353

Distributions Declared Per Share	$0.482	$0.462

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three months ended March 31,
	2008	2007
Cash Flows — Operating Activities
Net income	$17,101	$10,800
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization including intangible assets and deferred financing costs	6,588	7,308
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(1,321)	(32)
Minority interest in income	89	331
Straight-line rent adjustments	631	850
Management income received in shares of affiliates	(10,063)	(8,467)
Unrealized gain on foreign currency transactions, warrants and securities	(1,488)	(160)
Realized gain on foreign currency transactions	(1,323)	(26)
Stock-based compensation expense	2,106	923
Decrease in deferred acquisition revenue received	46,695	13,882
Increase in structuring revenue receivable	(1,672)	(158)
Decrease in income taxes, net	(608)	(17,786)
Decrease in settlement provision	(29,979)	—
Net changes in other operating assets and liabilities	(15,997)	(7,744)

Net cash provided by (used in) operating activities	10,759	(279)

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	1,826	1,093
Capital contributions to equity investments	(513)	—
Purchases of real estate and equity investments in real estate	(184)	(27,710)
Capital expenditures	(2,648)	(3,881)
VAT refunded on purchase of real estate	3,189	—
Funds released from escrow in connection with the sale of property	636	465
Payment of deferred acquisition revenue to affiliate	—	(536)

Net cash provided by (used in) investing activities	2,306	(30,569)

Cash Flows — Financing Activities
Distributions paid	(29,581)	(17,484)
Contributions from minority interests	558	206
Distributions to minority interests	(965)	(577)
Scheduled payments of mortgage principal	(2,295)	(2,618)
Proceeds from mortgages and credit facilities	81,937	54,059
Prepayments of mortgage principal and credit facilities	(55,763)	(13,000)
Repayment of loan from affiliates	(7,569)	—
Payment of financing costs	(369)	(69)
Proceeds from issuance of shares	10,910	1,000
Excess tax benefits associated with stock-based compensation awards	466	487
Repurchase and retirement of shares	(5,134)	—

Net cash (used in) provided by financing activities	(7,805)	22,004

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	228	36

Net increase (decrease) in cash and cash equivalents	5,488	(8,808)
Cash and cash equivalents, beginning of period	12,137	22,108

Cash and cash equivalents, end of period	$17,625	$13,300

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended March 31,
	2008	2007
EBITDA
Investment management	$14,745	$11,573
Real estate ownership	20,634	17,437

Total	$35,379	$29,010

FFO
Investment management	$5,461	$3,849
Real estate ownership	16,069	14,718

Total	$21,530	$18,567

EBITDA Per Share (Diluted)
Investment management	$0.37	$0.29
Real estate ownership	0.51	0.44

Total	$0.88	$0.73

FFO Per Share (Diluted)
Investment management	$0.14	$0.10
Real estate ownership	0.40	0.37

Total	$0.54	$0.47

Adjusted Cash Flow From Operating Activities
Adjusted cash flow	$38,655	$37,389

Adjusted cash flow per share (diluted)	$0.96	$0.94

Distributions declared per share	$0.482	$0.462

Payout ratio (distributions per share/adjusted cash flow per share)	50%	49%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2008	2007
Investment Management
Net income	$6,931	$4,389
Adjustments:
Provision for income taxes	6,784	6,138
Depreciation and amortization	1,030	1,046

EBITDA — investment management	$14,745	$11,573

EBITDA per share (diluted)	$0.37	$0.29

Real Estate Ownership
Net income	$10,170	$6,411
Adjustments:
Interest expense	5,043	4,613
Provision for income taxes	360	241
Depreciation and amortization	5,061	5,689
Reconciling items attributable to discontinued operations	—	483

EBITDA — real estate ownership	$20,634	$17,437

EBITDA per share (diluted)	$0.51	$0.44

Total Company
EBITDA	$35,379	$29,010

EBITDA per share (diluted)	$0.88	$0.73

Diluted weighted average shares outstanding	40,202,798	39,851,353

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2008	2007
Investment Management
Net income	$6,931	$4,389
Amortization, deferred taxes and other non-cash charges	(2,554)	(2,715)
FFO from equity investments	1,084	2,175

FFO — investment management	$5,461	$3,849

FFO per share (diluted)	$0.14	$0.10

Real Estate Ownership
Net income	$10,170	$6,411
Depreciation, amortization and other non-cash charges	3,561	5,462
Straight-line and other rent adjustments	669	833
FFO from equity investments	1,841	2,215
Minority investees share of FFO	(172)	(203)

FFO — real estate ownership	$16,069	$14,718

FFO per share (diluted)	$0.40	$0.37

Total Company
FFO	$21,530	$18,567

FFO per share (diluted)	$0.54	$0.47

Diluted weighted average shares outstanding	40,202,798	39,851,353

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2008	2007
Cash flow from operating activities — as reported	$10,759	$(279)
Adjustments:
CPA®:16 – Global performance adjustment, net (a)	(12,291)	5,611
Settlement payment (b)	21,012	—
CPA®:12/14 Merger — payment of taxes (c)	—	20,708
Distributions received from equity investments in real estate in excess of equity income (d)	1,825	(374)
Changes in working capital (c)	17,350	11,723

Adjusted cash flow from operating activities	$38,655	$37,389

Adjusted cash flow per share (diluted)	$0.96	$0.94

Distributions declared per share	$0.482	$0.462

Payout ratio (distributions per share/adjusted cash flow per share)	50%	49%

Diluted weighted average shares outstanding	40,202,798	39,851,353

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	Amounts (paid)/deferred in lieu of CPA®:16 – Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 – Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met as this revenue was actually earned over a three year period.

(b)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $29,979 in the first quarter of 2008, and recognized an offsetting $8,967 tax benefit in the same period.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.